Exhibit 99.5

Schedule 5 — Reconciliation of operating income to adjusted EBITDA

For the Quarter Ended March 31, 2003

amounts in millions
Operating income – GAAP	$(21.9)
Plus revenue from directories that published prior to the acquisition that would have been recognized during the period absent the purchase accounting adjustments required under GAAP	131.1
Less expenses from directories that published prior to the acquisition that would have been recognized during the period absent the purchase accounting adjustments required under GAAP	(26.6)
Depreciation and amortization – GAAP	16.0

Adjusted EBITDA	$98.6